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EXHIBIT 21

             ARTESIAN RESOURCES CORPORATION AND SUBSIDIARY COMPANIES

                           Subsidiaries of Registrant

The following list includes the Registrant and all of its subsidiaries as of December 31, 2005. The voting equity interests of each company shown is owned, to the extent indicated by the percentage, by the company immediately above, which is not indented to the same degree. All subsidiaries of the Registrant appearing in the following table are included in the consolidated financial statements of the Registrant and its subsidiaries.


                                              State of               Percentage of Voting
       Name of Company                     Incorporation            Equity Interests Owned
Artesian Resources Corporation                Delaware
Artesian Water Company, Inc.                  Delaware                       100
Artesian Water Pennsylvania, Inc.             Pennsylvania                   100
Artesian Development Corporation              Delaware                       100
Artesian Wastewater Management, Inc.          Delaware                       100
Artesian Utility Development, Inc.            Delaware                       100
AquaStructure Delaware, L.L.C.                Delaware                        33 1/3

                         ARTESIAN RESOURCES CORPORATION
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                                   Balance at      Charged to         Charged                      Balance at
                                                    Beginning       Costs and        to Other                       End of
                  Additions                         Of Period        Expenses        Accounts      Deductions       Period
Classification
For the Year Ended December 31, 2005
     Valuation allowance for deferred tax
     assets                                          $482,000                                        $159,000        $323,000
For the Year Ended December 31, 2004
     Valuation allowance for deferred tax
     assets                                          $512,000                                         $30,000        $482,000
For the Year Ended December 31, 2003
     Valuation allowance for deferred tax
     assets                                          $506,000                          $6,000                        $512,000